[LOGO] ISSI(R)
                                               ---------------------------------
                                               INTEGRATED SILICON SOLUTION, INC.

FOR IMMEDIATE RELEASE

ISSI ANNOUNCES THIRD QUARTER FISCAL YEAR 2007 RESULTS

      San Jose Calif.--July 26, 2007--Integrated Silicon Solution, Inc. (Nasdaq:
ISSI) today reported its financial results for the third fiscal quarter ended June 30, 2007.

      Revenue in the third fiscal quarter ending June 30, 2007 was $59.9 million, compared with $60.0 million in the March 2007 quarter and $53.2 million in the June 2006 quarter. The reported net profit for the June 2007 quarter was $4.9 million, or $0.13 per diluted share, with gross margins of 19.6%. This profit includes a $2.3 million gain on sale of investments, a $2.3 million gain in connection with the settlement of a commercial dispute, a $0.9 million charge for FAS 123R stock option expense, and a $0.9 million expense for legal and accounting fees for the recently completed restatement of our prior financial results. These results compare with a net loss for the June 2006 quarter of ($6.9) million, or ($0.18) per share on a diluted share basis, which included a $4.9 million inventory write-down and a $0.9 million charge for FAS 123R stock option expense.

      The Company's cash, cash equivalents and short-term investments totaled $126.1 million at June 30, 2007 which was an increase of $4.6 million from March 31, 2007. This increase was primarily due to operating results and from sales of investment securities. The Company's inventory at June 30, 2007 totaled $40.5 million which was a reduction of $15.1 million from the quarter ending March 31, 2007.

      "Despite soft pricing this quarter, we were able to meet our revenue and margin expectations and deliver solid financial results. We are pleased with the significant inventory reduction and a 12.5% growth in revenue from the same quarter in 2006," said Jimmy Lee, ISSI's Chairman and CEO.

Conference Call

      A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial 1 (719) 457-2657 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

                                     -more-

ISSI Release
July 26, 2007
Page 2

About the Company

      ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

Risk Factors to our Business

      The statements in this press release regarding our results for the June 2007 quarter and pricing conditions in the market are historical and should not be read as predictive of future results. Among the risks affecting our business are supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for the die business and automotive applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other factors. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year end audit and quarterly reviews.

      Further information about risks that could affect the Company's business are detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ending September 30, 2006, and Form 10-Q for the quarter ended March 31, 2007.

                                      -###-

CONTACT:
Scott Howarth
Vice-President & CFO
Investor Relations
(408) 969-6600
ir@issi.com

                        Integrated Silicon Solution, Inc.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                                     Three Months Ended             Nine Months Ended
                                                          June 30,                      June 30,
                                                  ------------------------      ------------------------
                                                     2007           2006           2007           2006
                                                  ---------      ---------      ---------      ---------
Net sales                                         $  59,927      $  53,249      $ 182,066      $ 157,587
Cost of sales                                        48,192         48,911        146,392        140,219
                                                  ---------      ---------      ---------      ---------
Gross profit                                         11,735          4,338         35,674         17,368
                                                  ---------      ---------      ---------      ---------

Operating expenses:
  Research and development                            4,978          5,459         15,480         16,574
  Selling, general and administrative                 7,876          6,509         25,644         20,360
  Acquired in-process technology charge                  --             --             --            499
                                                  ---------      ---------      ---------      ---------
    Total operating expenses                         12,854         11,968         41,124         37,433
                                                  ---------      ---------      ---------      ---------

Operating loss                                       (1,119)        (7,630)        (5,450)       (20,065)
Interest and other income (expense), net              3,820            696          6,372          3,441
Gain on sale of investments                           2,282            267         11,429          2,454
                                                  ---------      ---------      ---------      ---------
Income (loss) before income taxes, minority
  interest and equity in net loss of
  affiliated companies                                4,983         (6,667)        12,351        (14,170)
Provision for income taxes                               32             51             45            164
                                                  ---------      ---------      ---------      ---------

Income (loss) before minority interest
  and equity in net loss of
  affiliated companies                                4,951         (6,718)        12,306        (14,334)

Minority interest in net (income) loss of
  consolidated subsidiary                               (33)            39           (105)           689
Equity in net loss of
  affiliated companies                                   --           (233)           (92)          (709)
                                                  ---------      ---------      ---------      ---------

Net income (loss)                                 $   4,918      $  (6,912)     $  12,109      $ (14,354)
                                                  =========      =========      =========      =========

Basic and diluted net income (loss) per share     $    0.13      $   (0.18)     $    0.32      $   (0.38)
                                                  =========      =========      =========      =========
Shares used in basic per share calculation           37,618         37,488         37,614         37,367
                                                  =========      =========      =========      =========

Diluted net income (loss) per share               $    0.13      $   (0.18)     $    0.32      $   (0.38)
                                                  =========      =========      =========      =========
Shares used in diluted per share calculation         37,999         37,488         37,995         37,367
                                                  =========      =========      =========      =========

                        Integrated Silicon Solution, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                                June 30,    September 30,
                                                                  2007           2006
                                                              -----------   -------------
                                                              (unaudited)        (1)
                                     ASSETS
Current assets:
  Cash and cash equivalents                                    $  58,045      $  37,318
  Short-term investments                                          68,083         76,015
  Accounts receivable, net                                        37,175         31,906
  Inventories                                                     40,487         52,417
  Other current assets                                             6,958          4,799
                                                               ---------      ---------

Total current assets                                             210,748        202,455
Property, equipment and leasehold improvements, net               22,334         21,984
Goodwill                                                          25,338         25,338
Purchased intangible assets, net                                   4,103          5,391
Other assets                                                       1,809          5,110
                                                               ---------      ---------
Total assets                                                   $ 264,332      $ 260,278
                                                               =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and notes                                    $     606      $   1,632
  Accounts payable                                                33,952         40,123
  Accrued compensation and benefits                                3,312          2,928
  Accrued expenses                                                 7,161          9,665
                                                               ---------      ---------

Total current liabilities                                         45,031         54,348

Other long-term liabilities                                        1,917          2,048
                                                               ---------      ---------

Total liabilities                                                 46,948         56,396

Commitments and contingencies

Minority interest                                                    662            690

Stockholders' equity:
  Common stock                                                         4              4
  Additional paid-in capital                                     382,422        379,038
  Accumulated deficit                                           (165,920)      (178,029)
  Accumulated comprehensive income                                   216          2,179
                                                               ---------      ---------

Total stockholders' equity                                       216,722        203,192
                                                               ---------      ---------
Total liabilities and stockholders' equity                     $ 264,332      $ 260,278
                                                               =========      =========

      (1)   Derived from audited financial statements.